                                                                      EXHIBIT 7E

                              PURCHASE AGREEMENT


     PURCHASE AGREEMENT, dated as of December 15, 1999 (this "Agreement"), by and between Cendant Corporation, a Delaware corporation ("Cendant"), and the John C. Malone Charitable Remainder Unitrust, a trust formed under the laws of Colorado (the "Trust"), with John C. Malone acting as trustee (the "Trustee").

     WHEREAS, the Trust desires to purchase from Cendant, and Cendant desires to sell to the Trust, 1,000,000 shares (the "Shares") of the common stock, par value $.01 per share, of Cendant (the "Common Stock").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE 1

                                 THE PURCHASE

Section 1.1         Purchase and Sale.  Upon the terms and subject to the
                    -----------------
conditions of this Agreement, at the Closing (as hereinafter defined), Cendant will issue to the Trust, and the Trust will purchase from Cendant the Shares in consideration for which, at the Closing, the Trust will pay to Cendant an amount equal to $16,687,500 in cash (the "Purchase Price"), payable by wire transfer of immediately available funds to an account or accounts designated by Cendant in writing for such purpose prior to the Closing.

Section 1.2         Time and Place of Closing.  Upon the terms and subject to
                    -------------------------
the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, at 9:00 a.m. (New York City time) on the third business day following the satisfaction or waiver of the conditions set forth in Article V, unless another time or date is agreed to by the parties hereto (the "Closing Date").

   Section 1.3      Deliveries by Cendant.  Subject to the terms and conditions
                    ---------------------
hereof, at the Closing, Cendant will deliver the following to the Trust:

(a) A certificate or certificates, duly registered on the stock books of Cendant in the name of the Trust, representing the Shares; and

(b)                 The officer's certificate provided for in Section 5.3(c).

   Section 1.4      Deliveries by the Trust.  Subject to the terms and
                    -----------------------
conditions hereof, at the Closing, the Trust will deliver the following to
Cendant:

(a) The Purchase Price, in immediately available funds, in the manner set forth in Section 1.1 hereof; and

(b)                 The officer's certificate provided for in Section 5.2(c).


                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF CENDANT

   Section 2.1      Organization.  Cendant is a corporation duly incorporated,
                    ------------
validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted.

   Section 2.2      Authority.  Cendant has the corporate power and authority
                    ---------
to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Cendant. This Agreement has been validly executed and delivered by Cendant and (assuming this Agreement has been duly authorized, executed and delivered by the Trust) constitutes a valid and binding agreement of Cendant, enforceable against Cendant in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    Section 2.3     The Shares.  The Shares have been duly and validly
                    ----------
authorized and, when a certificate evidencing the Shares is issued and delivered against payment of the Purchase Price in accordance with the terms of this Agreement, the Shares shall be duly and validly issued, fully paid and non-assessable. Delivery of the certificate(s) for the Shares will pass valid title to the Shares, free and clear of any claim, lien, charge, security interest, encumbrance, restriction on transfer or voting or other defect in title whatsoever ("Liens"), other than Liens resulting from any action(s) relating to the Trust. As of the Closing, the sale of the Shares to the Trust will be registered under an effective shelf registration statement filed by Cendant with the Securities and Exchange Commission (the "SEC").

   Section 2.4      Capitalization.  The authorized capital of Cendant consists
                    --------------
of 2,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of October 26, 1999, there were 711,025,187 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

   Section 2.5      Consents and Approvals; No Violations.  Neither the
                    -------------------------------------
execution and delivery of this Agreement by Cendant, nor the consummation by Cendant of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the amended and restated certificate of incorporation (the "Cendant Charter") or amended and restated by-laws of Cendant, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Cendant is a party, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity (as hereinafter defined) or any statute, rule or regulation (collectively, "Laws" and, individually, a "Law") applicable to Cendant, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority or court, domestic or foreign (a "Governmental Entity"), except in the case of clauses (c) and (d) of this
Section 2.5, for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

   Section 2.6      SEC Reports.  Since January 1, 1999, Cendant has filed all
                    -----------
required reports, schedules, forms, statements and other documents, including exhibits and all other information incorporated therein (the "SEC Documents"), with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed (as amended and restated and as supplemented by subsequently filed SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   Section 2.7      Shareholder Vote.  The delivery and sale of the Shares will
                    ----------------
not require any vote of Cendant's shareholders pursuant to the terms of the Cendant Charter or the rules of the New York Stock Exchange (the "NYSE").

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF the Trust

   Section 3.1      Formation; Authority Relative to this Agreement. The Trust
                    -----------------------------------------------
is duly formed, validly existing and in good standing under the laws of the State of Colorado. The Trustee has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby on behalf of the Trust. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of the Trust. This Agreement has been duly and validly executed and delivered by the Trustee on behalf of the Trust and (assuming this Agreement has been duly authorized, executed and delivered by Cendant) constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

   Section 3.2      Consents and Approvals; No Violations.  Neither the
                    -------------------------------------
execution and delivery of this Agreement by the Trust, nor the consummation by the Trust of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the organizational documents of the Trust, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Trust is a party, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity or Law applicable to the Trust, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity, except in the case of clauses (c) and (d) of this Section 3.3, for the applicable requirements of the HSR Act.

   Section 3.3      Trust Acknowledgment.  The Trust has conducted its own
                    --------------------
independent investigation, review and analysis of Cendant. In entering into this Agreement, the Trust acknowledges that it has relied solely upon the aforementioned investigation, review and analysis, and, other than with respect to the representations and warranties made in Article II of this Agreement, the Trust acknowledges that none of Cendant, or any of its directors, officers, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied.

                                   ARTICLE 4

                                   COVENANTS

   Section 4.1      Consents; Cooperation.  Each of Cendant and the Trust shall
                    ---------------------
cooperate, and use its best efforts, to prepare and file all necessary materials with the appropriate Governmental Entities pursuant to the HSR Act within five business days of the date of this Agreement. Each party covenants to (x) furnish the other party with such necessary or appropriate information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings and submission pursuant to the HSR Act and (y) use its commercially reasonable efforts to comply as promptly as possible with requests for additional information issued by applicable Governmental Entities pursuant to the HSR Act.

   Section 4.2      Public Announcements.  Prior to the Closing, except as
                    --------------------
otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of a party may be required by law or in connection with its obligations as a publicly-held, exchange-listed company, in which case the parties will use their reasonable best efforts to reach mutual agreement as to the language of any such report, statement or press release. Upon execution hereof and upon the Closing, Cendant and the Trust will consult with each other with respect to the issuance of a joint report, statement or press release with respect to this Agreement and the transactions contemplated hereby.

                                   ARTICLE 5

                          CONDITIONS AND TERMINATION

   Section 5.1      Conditions to Each Party's Obligations to Consummate the
                    --------------------------------------------------------
Transactions Under this Agreement.  The respective obligations of each party to
----------------------------------
consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Any waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated; and

(b) Neither Cendant nor the Trust shall be subject to any order, decree or injunction of a court of competent jurisdiction, and no statute, rule or regulation shall have been enacted, promulgated or issued, which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

   Section 5.2      Conditions to Cendant's Obligations to Consummate the
                    -----------------------------------------------------
Transactions Under this Agreement.   The obligation of Cendant to consummate
----------------------------------
the transactions contemplated hereby are further subject to the satisfaction or waiver of the following conditions:

(a) The representations and warranties of the Trust contained in this Agreement shall be true and correct at and as of the Closing Date in all material respects as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date).

(b) The Trust shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing; and

(c) The Trustee shall have delivered to Cendant on behalf of the Trust a certificate to the effect that each of the conditions specified above in Sections 5.2(a) and (b) is satisfied.

      Section 5.3   Conditions to the Trust's Obligations to Consummate the
                    -------------------------------------------------------
Transactions Under this Agreement.   The obligation of the Trust to consumate
---------------------------------
the transactions contemplated hereby are further subject to satisfaction or waiver of the following conditions:

(a) The representations and warranties of Cendant contained in this Agreement shall be true and correct at and as of the Closing Date in all material respects as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date);

(b) Cendant shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing;

(c) Cendant shall have delivered to the Trust an officer's certificate to the effect that each of the conditions specified above in Sections 5.3(a) and (b) is satisfied;

(d) The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance;

(e) The sale of the Shares to the Trust shall have been registered under an effective shelf registration statement filed by Cendant with the SEC; and

(f) All of the conditions in Section 5.3 of the Purchase Agreement, dated as of December 16, 1999, by and between Cendant and Liberty Media Corporation, shall have been satisfied or waived.


                                   ARTICLE 6

                                  TERMINATION

   Section 6.1      Termination.  This Agreement may be terminated and the
                    -----------
transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a)                 by mutual agreement of the parties; or

(b) by Cendant or the Trust at any time after 60 days from the date of this Agreement if the Closing shall not have occurred by such date; provided, however, that the right to terminate this Agreement under this Section
--------  -------
6.1(b) shall not be available to a party, if it has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date.

   Section 6.2      Procedure for and Effect of Termination.  In the event of
                    ---------------------------------------
termination of this Agreement and the abandonment of the transactions contemplated hereby by the parties pursuant to Section 6.1 hereof, written notice thereof shall be given by a party so terminating to the other party and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by Cendant or the Trust. If this Agreement is terminated pursuant to Section 6.1 hereof:

(a) all filings, applications and other submissions made pursuant hereto shall, to the extent practicable, be withdrawn from the Governmental Entity to which made; and

(b) there shall be no liability or obligation hereunder on the part of Cendant or the Trust or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, except that Cendant or the Trust, as the case may be, may have liability to the other party if the basis of termination is a breach by Cendant or the Trust, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in this Section 6.2 shall survive any such termination.

                                   ARTICLE 7

                                 MISCELLANEOUS

   Section 7.1      Entire Agreement. This Agreement constitutes the entire
                    ----------------
agreement of the parties relating to the subject matter hereof and supersedes other prior agreements and understandings between the parties both oral and written regarding such subject matter.

   Section 7.2      Severability.  Any provision of this Agreement that is held
                    ------------
by a court of competent jurisdiction to violate applicable law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law.

   Section 7.3      Notices. Any notice required or permitted by this Agreement
                    -------
must be in writing and must be sent by facsimile, by nationally recognized commercial overnight courier, or mailed by United States registered or certified mail, addressed to the other party at the address below or to such other address for notice (or facsimile number, in the case of a notice by facsimile) as a party gives the other party written notice of in accordance with this Section
8.3. Any such notice will be effective as of the date of receipt:

(a)       if to Cendant, to

                    Cendant Corporation
                    9 West 57/th/ Street
                    37/th/ Floor
                    New York, NY 10019
                    Fax: (212) 413-1922/23
                    Attention: General Counsel

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    919 Third Avenue
                    New York, New York 10022
                    Fax: (212) 735-2000
                    Attention: David Fox, Esq.

(b)       if to the Trust, to

                    John C. Malone Charitable Trust
                    c/o Liberty Media Corporation
                    9197 South Peoria Street
                    Englewood, Colorado

                    Fax: (720) 875-5882
                    Attention: General Counsel

   Section 7.4      Governing Law; Jurisdiction.  This Agreement shall be
                    ---------------------------
governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 7.3 (or to such other address for notice that such party has given the other party written notice of in accordance with Section 7.3) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

   Section 7.5      Descriptive Headings.  The descriptive headings herein are
                    --------------------
inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

   Section 7.6      Counterparts. This Agreement may be signed in counterparts
                    ------------
and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

   Section 7.7      Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   Section 7.8      Definition of "Shares."  As used in this Agreement, the
                    -----------------------
term "Shares" includes (a) all dividends (other than ordinary cash dividends with a record date prior to the Closing) and distributions declared by Cendant on the Shares subsequent to the date hereof and prior to the Closing and (b) shall be appropriately adjusted to give effect to any subdivision, combination or reclassification of the Shares effected prior to the Closing.

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.


                              CENDANT CORPORATION



                                   By: /s/
                                      --------------------------------
                                      Name:
                                      Title:


                              JOHN C. MALONE CHARITABLE
                              REMAINDER UNITRUST



                                   By: /s/
                                      --------------------------------
                                      Name:  John C. Malone
                                      Title: Trustee